Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements
On November 1, 2017, CooperSurgical Inc. ("CooperSurgical"), a wholly-owned subsidiary of The Cooper Companies, Inc. (the “Company” or "TCC"), completed the acquisition (the "Acquisition") of the global rights and business (the “Acquired Business”) of the Paragard Intrauterine Device (IUD) business ("PARAGARD") of Teva Pharmaceutical Industries Limited ("Teva") for $1.1 billion in cash. The significant terms of the Asset Purchase Agreement were previously reported by the Company on September 12, 2017 in the Current Report on Form 8-K filed on that date.
The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the year ended October 31, 2017. The presentation of the unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on October 31, 2017 and includes items that are directly attributable to the acquisition, factually supportable and that either have a continuing impact or are nonrecurring. The presentation of the unaudited pro forma condensed combined statements of income reflects the combined results of operations as if the acquisition had occurred on November 1, 2016, the beginning of the Company’s 2017 fiscal year, and excludes items related to the acquisition that are nonrecurring and includes items that are directly attributable to the acquisition, expected to have a continuing impact, and factually supportable.
The preliminary allocation of the purchase price presented below, in Note 2, and used to prepare the unaudited pro forma financial information, is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the unaudited pro forma financial statements included herewith. A final determination of these fair values will be based on the actual net tangible and intangible assets of PARAGARD that exist as of the closing date of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of the future financial position or operating results of the combined operations. There were no transactions between the Company and PARAGARD during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

THE COOPER COMPANIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT OCTOBER 31, 2017
(In USD millions)

	Historical
	TCC	PARAGARD(1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$88.8	$—	$(3.9)	(d)	$84.9
Trade accounts receivable, net	316.6	—	—		316.6
Inventories	454.1	2.0	45.3	(a)	501.4
Prepaid expense and other current assets	93.7	—	9.9	(a)	103.6
Total current assets	953.2	2.0	51.3		1,006.5
Property, plant and equipment, net	910.1	1.9	1.2	(a), (b)	913.2
Goodwill	2,354.8	—	—		2,354.8
Other intangibles, net	504.7	38.5	1,024.0	(a), (b)	1,567.2
Deferred tax assets	60.3	—	—		60.3
Other assets	75.6	—	—		75.6
	$4,858.7	$42.4	$1,076.5		$5,977.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$23.4	$—	$—		$23.4
Accounts payable	142.1	—	—		142.1
Employee compensation and benefits	84.1	—	—		84.1
Other current liabilities	146.5	7.1	15.4	(a), (c)	169.0
Total current liabilities	396.1	7.1	15.4		418.6

Long-term debt	1,149.3	—	1,096.4	(d)	2,245.7
Deferred tax liabilities	38.8	—	—		38.8
Accrued pension liability and other	98.7	—	—		98.7
Total liabilities	1,682.9	7.1	1,111.8		2,801.8
Commitments and contingencies
Stockholders’ equity:
Common Stock	5.2	—	—		5.2
Additional paid-in capital	1,526.7	—	—		1,526.7
Accumulated other comprehensive loss	(375.3)	—	—		(375.3)
Retained earnings	2,434.2	—	—		2,434.2
Treasury stock	(415.1)	—	—		(415.1)
Total Cooper stockholders’ equity	3,175.7	—	—		3,175.7
Noncontrolling interests	0.1	—	—		0.1
Stockholders’ equity	3,175.8	—	—		3,175.8
	$4,858.7	$7.1	$1,111.8		$5,977.6

(1) Represents PARAGARD's Special Purpose Statements of Assets Acquired and Liabilities Assumed as of September 30,
2017.
See accompanying notes to unaudited pro forma condensed combined financial statements.

THE COOPER COMPANIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED OCTOBER 31, 2017
(In USD millions, except for earnings per share)

	Historical
	TCC	PARAGARD(1)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$2,139.0	$174.5	$(2.4)	(g)	$2,311.1
Cost of sales	773.2	27.1	(23.6)	(b), (g)	776.7
Gross profit	1,365.8	147.4	21.2		1,534.4
Selling, general and administrative	799.1	48.9	(3.3)	(c), (g)	844.7
Research and development	69.2	—	—		69.2
Amortization of intangible assets	68.4	—	70.9	(b), (g)	139.3
Operating income	429.1	98.5	(46.4)		481.2
Interest expense	33.4	—	28.2	(e)	61.6
Other expense, net	1.7	—	—		1.7
Income before income taxes	394.0	98.5	(74.6)		417.9
Provision for income taxes	21.1	—	9.4	(f)	30.5
Net income attributable to Cooper stockholders	$372.9	$98.5	$(84.0)		$387.4

Earnings per share:
Basic	$7.63				$7.92
Diluted	$7.52				$7.81

Weighted average shares:
Basic	48.9				48.9
Diluted	49.6				49.6

(1) Represents PARAGARD's Special Purpose Statement of Revenue and Direct Expenses for the three quarters ended September 30, 2017 and fourth quarter period ended December 31, 2016, respectively. Refer to Note 1.

See accompanying notes to unaudited pro forma condensed combined financial statements.

THE COOPER COMPANIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Preparation
The unaudited pro forma condensed combined financial statements have been prepared by the Company in accordance with Article 11 of Regulation S-X, are subject to change and are not necessarily indicative of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in future periods. The Company believes the fair value recognized for the assets and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended October 31, 2017 combines our historical consolidated statements of operations for the period then ended with the statement of net revenues and direct expenses of the PARAGARD for the three quarters ended September 30, 2017 and its fourth quarter period ended December 31, 2016, respectively, and gives effect to the PARAGARD acquisition and related financing as if such transactions occurred on November 1, 2016. Paragard has a December 31 fiscal year end. These periods were presented to comply with Item 9.01(b) reporting rules when an acquired business has a different fiscal year than the acquiring company.

(USD in millions)	Year ended December 31, 2016	Nine months ended September 30, 2016	Three months ended December 31, 2016	Nine months ended September 30, 2017	Twelve months ended September 30, 2017
	A	B	A-B	C	A-B+C
Net sales	$152.1	$110.4	$41.7	$132.8	$174.5
Cost of sales	26.8	20.1	6.7	20.4	27.1
Gross profit	$125.3	$90.3	$35.0	$112.4	$147.4
Selling, general and administrative	53.8	39.0	14.8	34.1	48.9
Operating income	$71.5	$51.3	$20.2	$78.3	$98.5

The pro forma statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) are factually supportable and (3) with respect to the unaudited special purpose statements of revenues and direct expenses, expected to have continuing impact on the combined results of operations.

THE COOPER COMPANIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments

(a)	Preliminary Purchase Price Allocation
The Company has accounted for the acquisition of PARAGARD as purchase of assets in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, and Accounting Standards update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized assets acquired based on their estimated fair values on the acquisition date. Due to the screen test as required by ASU 2017-01 the acquisition does not meet the definition of a business as substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset. However, for purposes of this Form 8-K/A and in accordance with Rule 3-05 and Rule 11-01 the acquisition is considered a business. For pro forma purposes, the Company has preliminarily allocated the purchase price to the net tangible and intangible assets based on their estimated fair values. Therefore, the assets acquired and liabilities assumed, including intangible assets, presented in the table below are provisional and will be finalized after the Company receives and reviews all available data. The final allocation may include (1) changes in fair values of inventory, (2) changes in fair values of property, plant and equipment, (3) changes in allocations to intangible assets and (4) other changes to assets and liabilities assumed.
The following table is a summary of the preliminary purchase price allocation including preliminary estimates of the fair value of net assets acquired and liabilities assumed in the acquisition of PARAGARD as reflected in the unaudited pro forma condensed combined balance sheet at October 31, 2017:

(USD in millions)	PARAGARD	Pro Forma Adjustment	Preliminary Fair Value

Composite Intangible asset (1)	$38.5	$1,022.8	$1,061.3
Assembled workforce Intangible asset	—	1.2	1.2
Property, plant and equipment	1.9	1.2	3.1
Inventory(2)	2.0	45.3	47.3
Other assets	—	9.9	9.9
Total Assets acquired	$42.4	$1,080.4	$1,122.8

Less: Liabilities assumed	7.1	9.4	16.5

Total Purchase Price			$1,106.3

(1) Composite Intangible asset consists of technology, trade name, NDA approval and physician relationships, which have been valued as a single composite intangible asset as they are inextricably linked. The composite asset was identified as the primary asset acquired, was valued using the Multi-Period Excess Earnings Method and will be amortized over 15 years.

(2) Pro forma adjustment represents the estimated preliminary adjustment to step up inventory to a fair value of $47.3 million. The step-up in inventory fair value of $45.3 million will increase cost of sales over approximately three months as the inventory is sold. However, this increase is not reflected in the pro forma condensed combined statement of income as it does not have a continuing impact.

THE COOPER COMPANIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b)	Acquired Composite Intangible Asset and Property, Plant and Equipment
The acquired Composite intangible asset and related amortization expense based on the preliminary estimate of fair value for the year ended October 31, 2017 are as follows:

	Preliminary Fair Value (USD in millions)	Useful Lives (years)	Amortization Expense (USD in millions) Year ended October 31, 2017
Composite Intangible asset	$1,061.3	15	$70.8
Assembled workforce Intangible asset	1.2	15	0.1
Less: Elimination of PARAGARD historical intangible assets and related amortization	38.5		23.7
Pro forma adjustment	$1,024.0		$47.2
Represents pro forma adjustment of historical intangible assets acquired by the Company, to estimated fair values. The preliminary estimate of fair value and estimated useful life may differ from final amounts the Company will record after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. The composite intangible asset will be amortized on straight line basis over the estimated useful life of 15 years. A 10% change in the valuation of composite intangible asset would cause a corresponding increase or decrease in the balance of annual amortization expense of approximately $7.0 million, assuming a useful life of 15 years.
The acquired property, plant and equipment ("PPE") and related depreciation expense based on the preliminary estimate of fair value for the year ended October 31, 2017 are as follows:

	Preliminary Fair Value (USD in millions)	Useful Lives (years)	Depreciation Expense (USD in millions) Year ended October 31, 2017
Property, Plant and Equipment
Building	$1.2	30	$0.1
Machinery and equipment	1.6	10	0.1
Construction in progress	0.3		—
Total	$3.1		$0.2
Less: Elimination of PARAGARD historical PPE and related depreciation	1.9		0.1
Pro forma adjustment	$1.2		$0.1

(c)	Acquisition-related Costs
The Company incurred $0.9 million of acquisition costs, primarily related to legal and advisory fees in the fiscal year ended October 31, 2017. These costs are reversed in the unaudited pro forma condensed combined income statement as they represent non-recurring charges directly related to the acquisition of PARAGARD.
In addition, a pro forma adjustment to other current liabilities in the unaudited pro forma condensed combined balance sheet at October 31, 2017 was made to recognize direct acquisition-related costs of $5.1 million which are not yet reflected in the historical financial statements.

THE COOPER COMPANIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)	Debt
In September 2017, the Company arranged a commitment for a Bridge Loan Facility of $1.1 billion to support funding of the acquisition. Proceeds from the Bridge Loan, if drawn, were intended to be used to finance the acquisition of PARAGARD. In October 2017, we terminated the Bridge Loan Facility, and no proceeds were used because we secured the term loan agreement described below.
The Company entered into a five-year $1.425 billion, senior unsecured term loan agreement on November 1, 2017, which matures on November 1, 2022. The Company utilized the $1.425 billion term loan to fund the acquisition, partial repayment of existing outstanding borrowings on the 2016 revolving credit agreement and related interest and fees. These debt obligation amounts, net of debt issuance costs, are presented as pro forma adjustments to long term debt in the unaudited pro forma condensed combined balance sheet at October 31, 2017.

USD in millions
Debt Financing - Term loan	$1,425.0

Less: Debt Issuance Cost	(3.9)
Less: Repayment of existing borrowings and related interest and fees	(324.7)
Pro forma adjustment	$1,096.4

(e)	Interest Expense
In connection with the execution and subsequent termination of the Bridge Loan Facility, we incurred $2.2 million in related fees for the year ended October 31, 2017, which we recorded in interest expense in the Statement of Income. This is reversed as a pro forma adjustment to interest expense in the unaudited pro forma condensed combined balance sheet at October 31, 2017.
Pro forma interest expense includes interest related to the Company’s new $1.425 billion term loan, partial repayment of outstanding borrowings on the Company's existing revolving credit agreement, and acquisition related interest expense and fees, as well as the amortization of debt issuance costs associated with the term loan agreement.

	October 31, 2017 USD in millions
Term loan borrowing	$1,425.0
Less: Repayment of existing borrowings and related interest and fees	(324.7)
	$1,100.3
Current Interest rate	2.69%
Net Interest on loan		$29.6
Debt issuance cost amortization expense		0.8
Bridge Loan Facility fees		(2.2)
Pro forma adjustment		$28.2

If the interest rates were to increase or decrease by 0.125% from the rates assumed in the table above, proforma interest expenses would change by approximately $1.4 million for the year ended October 31, 2017.

THE COOPER COMPANIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f)	Provision for Income Taxes
The pro forma presentation of the effect on the provision for income taxes was calculated using the U.S. estimated statutory rate for adjustments related to PARAGARD and the Company. The adjustments to the provision for income taxes are summarized in the following table:

		Year ended October 31, 2017
	Jurisdiction	USD in millions	Tax Rate	Tax (Provision) Benefit
Item			(%)	USD in millions
Amortization expense	US	$47.2	39%	$18.4
Depreciation expense	US	0.1	39%	—
Interest expense	US	28.2	39%	11.0
Selling, general and administrative (acquisition-related costs)	US	(0.9)	39%	(0.4)
Pro Forma Adjustments		$74.6		$29.0

Less: PARAGARD Tax on Income	US	$98.5	39%	$38.4

Net Tax (Provision)				$(9.4)

(g)	Reclassification adjustment
Summary of Reclassification Adjustments for PARAGARD:

USD in millions	Amortization of intangibles (1)	Distribution fees(2)	Total
Year ended October 31, 2017
Cost of sales	$(23.7)	—	$(23.7)
Amortization of intangible assets	23.7	—	23.7
Selling, general and administrative expenses	—	(2.4)	(2.4)
Net sales (contra)	—	2.4	2.4
Total	$—	$—	$—

(1) Amortization of intangible assets in the historical financial statements of PARAGARD has been reclassified from Cost of Sales to Amortization of intangible assets to conform to the Company’s financial reporting presentation.

(2) Certain third-party Distribution fees have been reclassified from Selling, general and administrative expenses to Net sales (contra revenue) to conform to the Company's financial reporting presentation.

There have been no changes in historical operating income or historical net income for any period presented as a result of these reclassifications.